SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 7, 2004

BAM! ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-32989 (Commission File Number)	77-0553117 (I.R.S. Employer Identification No.)

333 West Santa Clara Street, Suite 716
San Jose, California 95113
(Address of Principal Executive Offices, Including Zip Code)

(408) 298-7500
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01:    Change in Registrant’s Certifying Accountant

On September 7, 2004, Deloitte & Touche LLP (“Deloitte”) notified Bam! Entertainment, Inc. (the “Company”) of its resignation as the Company’s independent registered public accounting firm, effective immediately.

Deloitte’s reports on the Company’s financial statements for the two most recent fiscal years do not contain an adverse opinion or disclaimer of opinion, and are not qualified or modified as to uncertainty, audit scope or accounting principles, except that the report of Deloitte on the financial statements for the year ended June 30, 2003 contained an explanatory paragraph expressing substantial doubt on the Company’s ability to continue as a going concern for a reasonable period of time.

During the Company’s two most recent fiscal years and the subsequent interim period there were no disagreements between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure which disagreements, if not resolved to Deloitte’s satisfaction, would have caused Deloitte to make reference thereto in Deloitte’s report on the Company’s financial statements for such periods. In addition, no reportable events, as defined in Item 304 (a) (1) (v) of Regulation S-K, occurred during the Company’s two most recent fiscal years and the subsequent interim period.

The Company has requested that Deloitte furnish it with a letter addressed to the Securities and Exchange Commission stating that it agrees with the above statements. A copy of such letter is attached hereto as Exhibit 16.1

Item 9.01:    Financial Statements and Exhibits

(a)	N/A

(b)	N/A

(c)	Exhibits:

16.1	Letter from Deloitte & Touche LLP to the Securities and Exchange Commission regarding change in certifying accountants.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: September 10, 2004	BAM! ENTERTAINMENT, INC.

	By:	/S/ STEPHEN AMBLER

	Name: Title:	Stephen Ambler Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
Exhibit 16.1	Letter from Deloitte & Touche LLP to the Securities and Exchange Commission regarding change in certifying accountants.